Exhibit 10.6

AMENDMENT NO. 1

TO THE
FOURTH AMENDED AND RESTATED

HMS HOLDINGS CORP. 2006 STOCK OPTION PLAN

This Amendment No. 1 (“Amendment”) to the Fourth Amended and Restated HMS Holdings Corp. 2006 Stock Option Plan, as amended (the “Plan”), is adopted by HMS Holdings Corp., a New York corporation (the “Company”), as of February 16, 2012.

RECITALS

A.            The Board of Directors of the Company (the “Board”) deems it advisable and in the best interest of the Company and its shareholders to amend the Plan, as provided below.

B.            Pursuant to Section 12(a) of the Plan, the Board has the authority to amend the Plan.

AMENDMENT

1.              Section 8(g) of the Plan is hereby amended and restated in its entirety to read as follows:

“(g)             Vesting.  The restrictions on each Restricted Stock Award or Restricted Stock Unit Award will lapse at such time or times, and on such conditions, as the Committee may specify. However, Restricted Stock Awards or Restricted Stock Unit Awards shall vest over at least three years from the date of grant if the vesting of such Restricted Stock Award or Restricted Stock Unit Award is subject only to continued service with the Company or a subsidiary. The foregoing limitation shall not apply to (i) Performance Awards under Section 9, which will have a minimum vesting period of one year, (ii) Restricted Stock Awards or Restricted Stock Unit Awards to non-employee members of the Board that are part of their annual retainers, provided that the such Awards vest over at least one year from the date of grant, and (iii) Restricted Stock Awards and Restricted Stock Unit Awards of up to 10% of the number of Shares available for Awards under Section 4(a) as of the Restatement Effective Date.  Notwithstanding the preceding two sentences, the Committee may, in its discretion, accelerate vesting in the event of the death, disability or retirement of a Participant or a Change in Control.”

2.              Capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings assigned to them in the Plan. Except as otherwise expressly set forth in this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

* * * * *

I hereby certify that this Amendment No. 1 was adopted by the Board of Directors of HMS Holdings Corp. on February 16, 2012.

Executed this 27th day of February, 2012.

HMS HOLDINGS CORP.

/s/ Walter D. Hosp
Walter D. Hosp
EVP, Chief Financial Officer & Chief Administrative Officer